Exhibit 99.2

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

Board of Directors

ChipPAC, Inc.

47400 Kato Road

Fremont, California 94538

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated February 9, 2004, to the Board of Directors of ChipPAC, Inc. (“ChipPAC”) as Annex E to, and reference thereto under the captions “SUMMARY — Opinion of ChipPAC’s financial advisor” and “THE MERGER — Opinion of ChipPAC’s financial advisor” in, the Proxy Statement/Prospectus relating to the proposed merger transaction involving ChipPAC and ST Assembly Test Services Ltd (“STATS”), which forms a part of the Registration Statement on Form F-4 of STATS. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/ CREDIT SUISSE FIRST BOSTON LLC

CREDIT SUISSE FIRST BOSTON LLC

April 6, 2004